Exhibit 10.2

FlexShopper, LLC

901 Yamato Road, Suite 260

Boca Raton, Florida 33431

March 22, 2021

NRNS Capital Holdings LLC

7809 Galleon Court

Parkland, Florida 33067

Attn.:	Mr. Howard S. Dvorkin,
Manager

Re:	Amendment to NRNS Subordinated Debt Financing Commitment Letter and Second Amended and Restated Subordinated Promissory Note

Ladies and Gentlemen:

Reference is made to the Subordinated Debt Financing Commitment Letter, dated February 19, 2019 (the “Commitment Letter”), from NRNS Capital Holdings LLC (the “Lender”) to FlexShopper, LLC (the “Borrower”), and the Second Amended and Restated Subordinated Promissory Note, dated June 27, 2019 (the “Note”), made by Borrower in favor of Lender in the combined principal amounts of $3,750,000, pursuant to the Commitment Letter. All capitalized terms used herein without definition have the respective meanings ascribed to them in the Commitment Letter.

This will confirm the agreement of the Borrower and the Lender to amend the Commitment Letter and the Note as follows:

1. Extension of Note. Effective as of the date hereof, the date on which payments of principal and accrued interest shall be due and payable by the Borrower is hereby extended from June 30, 2021 to April 1, 2022, unless accelerated by reason of an Event of Default and not thereafter cured.

2. Representations Remain True. In order to induce the Lender to effect the foregoing amendment, the Borrower hereby represents and warrants to the Lender that all of the Borrower’s representations and warranties contained in Section 4 of the Note remain true and correct in all material respects on and as of the date hereof, and all required consents in connection herewith have been obtained and are in full force and effect.

3. Remainder of Documents Unmodified. Except as expressly set forth herein, all of the terms and conditions of the Commitment Letter and the Note shall remain unmodified and in full force and effect. Nothing contained herein shall be deemed to constitute any agreement of the Lender to effect any further amendments or modifications of the Commitment Letter or the Note at any time (whether of a similar or different nature), or to grant to the Borrower any right to any further modification under or in respect of the Commitment Letter and the Note.

4. Miscellaneous. The provisions contained under the caption “Miscellaneous” of the Commitment Letter are hereby incorporated herein mutatis mutandis by this reference, and are expressly made applicable hereto.

Kindly confirm your agreement to the foregoing by signing a counterpart copy hereof in the space provided below.

Sincerely,

FLEXSHOPPER, LLC

By:
Name:
Title:

Acknowledged, Confirmed and Agreed to:

NRNS CAPITAL HOLDINGS LLC

By:
Name:	Howard S. Dvorkin
Title:	Manager